PFT (Putnam Funds Trust) Putnam Dynamic Asset Allocation Equity
Fund Period ending 11/30/16
1.	Amendment to Bylaws dated as of April 22, 2016  Incorporated by reference to PostEffective Amendment No. 236 to the
Registrants Registration Statement filed on June 27, 2016.
2.	SubManagement Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 247 to the Registrants Registration Statement filed on November 25,
2016.